Exhibit 10.2

FOURTH AMENDMENT
TO THE
DOLLAR TREE, INC.
2004 EXECUTIVE OFFICER EQUITY  PLAN

THIS FOURTH AMENDMENT (this “Amendment”) to the Dollar Tree, Inc. 2004 Executive Officer Equity Plan (the “Plan”) is made as of the 13th day of March, 2008 by Dollar Tree, Inc. (the “Company”).  All capitalized terms in this Amendment not otherwise defined shall have their respective meanings under the Plan.

WHEREAS, the Company wishes to amend the Plan to increase the number of shares which may be granted under the Plan.

NOW, THEREFORE, the Company hereby adopts this Amendment upon the following terms and conditions effective immediately upon approval of the shareholders of the Company:

1.           Section 4.2(b) shall be amended and restated in its entirety as follows:

Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to two million (2,000,000) shares of Stock.

2.           This Amendment shall become effective upon approval by the shareholders of the Company.

3.           Except as modified hereby, the Plan shall continue in full force and effect.

WITNESS the signature of the undersigned officer of Dollar Tree, Inc.

DOLLAR TREE, INC.

By:_/s/ Bob Sasser__________
    Name:  Bob Sasser
Title:  President & CEO
Date:  June 19, 2008